SUB-ITEM 77 C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders of Federated
Clover Value Fund, a portfolio of Federated Equity
Funds, was held on November 6, 2017. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. The first item of business was to approve or disapprove of the proposed agreement and plan of reorganization, pursuant to which Federated MDT
Large Cap Value Fund, a new series of the Federated MDT Equity Trust, would acquire all or substantially all of the assets of the Fund in exchange for Class A Shares, Class B Shares,
Class C Shares, Class R Shares, and Institutional
Shares of the new Federated MDT Large Cap Value
Fund to be distributed pro rata by the Fund to its shareholders of Class A Shares, Class B Shares,
Class C Shares, Class R Shares, and Institutional
Shares, respectively, in complete liquidation and dissolution of the Fund (the "Reorganization").

	Shares voted affirmatively 8,874,052
	Shares voted negatively 518,042
	Shares abstaining 554,531


There was not a sufficient number of shares voted affirmatively to approve the aforementioned
Reorganization.

The meeting was reconvened on November 27, 2017, and, with respect to the non-passing proposal, the polls were kept open until that time for additional votes to be received.

A reconvened Special Meeting of Shareholders of
Federated Clover Value Fund, a portfolio of
Federated Equity Funds, was held on November
27, 2017. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. A proposal was made to approve or disapprove of the proposed agreement and plan of reorganization, pursuant to which Federated MDT
Large Cap Value Fund, a new series of the Federated MDT Equity Trust, would acquire all or substantially all of the assets of the Fund in exchange for Class A Shares, Class B Shares,
Class C Shares, Class R Shares, and Institutional
Shares of the new Federated MDT Large Cap Value
Fund to be distributed pro rata by the Fund to its shareholders of Class A Shares, Class B Shares,
Class C Shares, Class R Shares, and Institutional
Shares, respectively, in complete liquidation and dissolution of the Fund (the "Reorganization").


	Shares voted affirmatively 9,573,829
	Shares voted negatively 568,748
	Shares abstaining 683,580


The Definitive Prospectus/Proxy Statement for this
Special Meeting was filed pursuant to Rule 485(b) with the Securities and Exchange Commission on September 26, 2017, and further confirmed pursuant to a Rule 497(j) filing on September 27, 2017, and is incorporated by reference. (File Nos.
333-219845 and 811-23259).